Form N-SAR
Item 77 Q(1)(e)
Terms of New or Amended Securities
The RBB Fund, Inc.



1. On May 13, 2014, the Board of Directors Approved a Contractual Fee Waiver Agreement for the Robeco Boston Partners Small Cap Value Fund II and Robeco WPG Small/Micro Cap Value Fund. The Contractual Fee Waiver Agreement is incorporated herein by reference to Post-Effective Amendment No. 168 to the Registrant's Registration Statement (No. 33-20827) filed on June 30, 2014.

2. On May 13, 2014, the Board of Directors approved Addendum No. 2 to the Investment Advisory Agreement (Robeco WPG Small/Micro Cap
Fund) between Registrant and Robeco Investment Management Inc. Addendum No. 2 is incorporated herein by reference to Post-Effective Amendment No. 168 to the Registrant's Registration Statement (No. 33-20827) filed on June 30, 2014.

3. Investment Advisory Agreement (Abbey Capital Futures Strategy
Fund) between Abbey Capital Offshore Fund Limited and Abbey Capital Limited is incorporated herein by reference to Post-Effective Amendment No. 168 to the Registrant's Registration Statement (No. 33-20827) filed on June 30, 2014.

4. Form of Contractual Fee Waiver Agreement (Abbey Capital Futures Strategy Fund) between Registrant and Abbey Capital Limited is incorporated herein by reference to Post-Effective Amendment No. 168 to the Registrant's Registration Statement (No. 33-20827) filed on June 30, 2014.

5. Investment Advisory Agreement (Abbey Capital Futures Strategy
Fund) between Registrant and Abbey Capital Limited is incorporated herein by reference to Post-Effective Amendment No.
168 to the Registrant's Registration Statement (No. 33-20827) filed on June 30, 2014.

6. Contractual Fee Waiver Agreement (Scotia Dynamic U.S. Growth
Fund) between Registrant and Scotia Institutional Asset
Management US, Ltd. is Filed herewith.

7. Investment Advisory Agreement (Scotia Dynamic U.S. Growth Fund) between Registrant and Scotia Institutional Asset Management US,
LTD. is filed herewith.